SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  February 29, 1996

Exact name of Registrant
 as specified in its charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  8200 West Brown Deer Road
                                        Suite 200
                                        Milwaukee, WI  53223

Registrant's Telephone Number, Including Area Code:  (414) 355-0037

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)    Previous independent accountants

(i) On February 29, 1996, The Diana Corporation dismissed Ernst & Young LLP as its independent accountants.

(ii) The reports of Ernst & Young LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) The Registrant's Audit Committee approved the decision to change independent accountants.

(iv) In connection with its audits for the two most recent fiscal years and through February 29, 1996, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst
       & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years.

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(v)    During the two most recent fiscal years and through February
       29, 1996, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

       The Registrant has requested that Ernst & Young LLP furnish it with a letter as promptly as possible addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter will be filed by amendment to this Form 8-K within two business days of receipt.

(b)    New independent accountants

(i) The Registrant engaged Price Waterhouse LLP as its new independent accountants as of February 29, 1996. During the two most recent fiscal years and through February 29, 1996, the Registrant (or someone on its behalf) has not consulted with Price Waterhouse LLP on items which (1) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a) (2)).


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 THE DIANA CORPORATION
                                      (Registrant)


Date:  March 7, 1996             /s/ R. Scott Miswald
                                     Vice President and Treasurer












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